POWER OF ATTORNEY
Know all by these presents, that the undersigned
hereby
constitutes and appoints Robert E. Crawford, Jr., the
undersigned's true
and lawful attorney-in-fact, to:
1.	execute for and
on behalf of the
undersigned, in the undersigned's capacity as an officer
and/or director of
Chaparral Steel Company (the "Company"), Forms 3, 4,
and 5 in accordance
with Section 16(a) of the Securities Exchange Act of
1934 (the "Exchange
Act") and the rules thereunder;
2.	do and perform
any and all acts for
and on behalf of the undersigned which may be
necessary or desirable to
complete and execute any such Form 3, 4, or 5,
complete and execute any
amendment or amendments thereto, and timely file
such form with the United
States Securities and Exchange Commission and
any stock exchange or similar
authority; and
3.	take any other action
of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby
grants to each
such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.
This Power of Attorney shall
remain in
full force and effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 27th day of July, 2005.



/s/ Ronald J. Gafford
_____________________
Ronald J. Gafford